Exhibit 10.1

AMENDMENT NO. 3

TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF FARMLAND PARTNERS OPERATING PARTNERSHIP, LP

This Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of Farmland Partners Operating Partnership, LP (this “Amendment”) is made effective as of January 1, 2018 by Farmland Partners OP GP, LLC, a Delaware limited liability company (the “General Partner”), as sole general partner of Farmland Partners Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Second Amended and Restated Agreement of Limited Partnership of Farmland Partners Operating Partnership, LP, dated as of April 16, 2014 (as amended, the “Partnership Agreement”), for the purpose of designating the partnership representative for taxable years of the Partnership that begin after December 31, 2017. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, Farmland Partners Inc., a Maryland corporation (the “Parent”), is the sole and managing member of the General Partner;

WHEREAS, in accordance with the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to designate a “partnership representative” for taxable years of the Partnership that begin after December 31, 2017.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Partnership Agreement hereby is amended as follows:

1.         Article I of the Partnership Agreement is hereby amended to add the following definition:

“BBA Rules” means the partnership tax audit rules enacted under the Bipartisan Budget Act of 2015 and all effective Regulations and other guidance issued thereunder or with respect thereto.

2.         Section 10.3 of the Partnership Agreement is hereby amended and restated as follows:

Section 10.3    Tax Matters Partner and Partnership Representative

A.         General.

(1)        The General Partner shall be the “tax matters partner” of the Partnership for

U.S. federal income tax purposes for tax years prior to the first tax year that is subject to the BBA Rules. Pursuant to Section 6223(c)(3) of the Code, as in effect before the effective date of the BBA Rules, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners.

(2)        The General Partner shall be the “partnership representative” of the Partnership for U.S. federal income tax purposes for all tax years beginning with the first taxable year that is subject to the BBA Rules; provided that the General Partner may resign as, remove and replace the Partnership’s partnership representative, in each case in its sole discretion. The partnership representative shall be entitled to, and shall, designate, a “designated individual” within the meaning of and in accordance with applicable Regulations; provided that any such designated individual may resign, and the partnership representative may remove, revoke and replace any such designated individual, in each case in accordance with such Regulations. The Partnership and each Partner shall take such actions as are necessary to effect the designations made in accordance with this Section 10.3, and the following provisions of this Section 10.3 shall apply with respect to each partnership representative and designated individual for the taxable year(s) with respect to which such persons are so designated.

B.         Powers.

(1)        For all tax years prior to the first tax year that is subject to the BBA Rules, the tax matters partner is authorized, but not required (unless required by applicable law):

(i)         to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (x) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (y) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code, as in effect before the BBA Rules) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code, as in effect before the BBA Rules);

(ii)        if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii)      to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv)       to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)        to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item;

(vi)       to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or regulations; and

(vii)      to take any other action required by the Code and Regulations in connection with its role as tax matters partner.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such audit or proceeding referred to in clause (vi) above, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such. References to Code Sections in this paragraph are to such provisions prior to amendment by the BBA Rules.

(2)        For all tax years beginning with the first tax year that is subject to the BBA Rules, the partnership representative (and, to the extent applicable, designated individual on behalf of the partnership representative) is authorized, but not required (unless required by applicable law):

(i)         to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the partnership representative may expressly state that such agreement shall bind all Partners;

(ii)        if a notice of a final administrative adjustment at the Partnership level (a “final adjustment”) is mailed to the partnership representative, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii)      to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv)       to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)        to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item;

(vi)       to take any other action on behalf of the Partnership and its Partners in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or Regulations, including making an election under Section 6226 of the Code; and

(vii)      to take any other action required or permitted by the Code and Regulations in connection with its role as partnership representative.

The taking of any action and the incurring of any expense by the partnership representative (and designated individual on behalf of the partnership representative) in connection with any such audit or proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the partnership representative and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the partnership representative and designated individual in their capacities as such. Each Partner shall take all actions that the partnership representative informs it are reasonably necessary to effect a decision of the partnership representative in its capacity as such. References to Code Sections in this paragraph are to such provisions as amended by the BBA Rules.

C.         Reimbursement. Neither the tax matters partner, the partnership representative nor any designated individual shall receive compensation for its services. All third party costs and expenses incurred by the tax matters partner, partnership representative and designated individual in performing their respective duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the tax matters partner, the partnership representative or any designated individual in discharging each of their respective duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

3.         Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

4.         This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles or rules governing conflicts of law.

5.         If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed and delivered on its behalf as of the date first set forth above.

GENERAL PARTNER:

FARMLAND PARTNERS OP GP, LLC,
as sole general partner of Farmland Partners Operating Partnership, LP
By:
Name:	Luca Fabbri
Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 3 to the Second Amended and Restated Agreement of

Limited Partnership of Farmland Partners Realty Operating Partnership, LP